Exhibit 10.7

                AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

      THIS AMENDED AND RESTATED STOCK PURCHASE AGREEMENT, dated as of May 12, 2004 (this "Agreement"), is by and between John A. Friede ("Friede"), Karen F. Holden ("Holden" and together with Friede, the "Sellers") and the Trust U/W Moses L. Annenberg (the "Purchaser").

                                    RECITALS

      WHEREAS, Friede and Holden acquired the Shares (as defined below) pursuant to an acquisition of NOMOS Corporation, a Delaware corporation ("NOMOS"), by North American Scientific, Inc., a Delaware corporation ("NASI" and such acquisition, the "Acquisition"); and

      WHEREAS, Friede is a party to a Lock-Up Agreement, between NASI and Friede entered into in connection with the Acquisition (the "Lock-Up Agreement") and Voting Agreement, dated as of October 26, 2003, between NASI and Friede (the "Voting Agreement");

      WHEREAS, Friede owns and desires to sell 1,100,000 shares of common stock of NASI (the "Friede Shares"), under the conditions of, and as permitted by, the Lock-Up Agreement;

      WHEREAS, Holden owns and desires to sell 81,529 shares of common stock of NASI (the "Holden Shares" and together with Friede Shares, the "Shares"); and

      WHEREAS, the Purchaser desires to purchase the Shares on the terms and subject to the conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                              I. PURCHASE; PAYMENT

      1.1 Purchase. Subject to the terms and conditions hereof, the Purchaser hereby agrees to purchase from (i) Friede, the Friede Shares and (ii) Holden, the Holden Shares, for the purchase price per Share equal to the closing market price on the NASDAQ National Market on the trading day immediately preceding the Delivery (as defined below) (the "Closing Market Price" and the aggregate purchase price, the "Purchase Price").

      1.2 Delivery. As soon as practicable after the closing date of the Acquisition (the "Delivery Date"), Friede and Holden shall deliver to the Purchaser at 153 East 53rd Street, 23rd Floor, New York, NY 10022, Attention:
Marjorie Nesbitt, the Friede Shares and the Holden Shares, respectively, each duly endorsed in blank or accompanied by executed stock power in blank (such delivery of the Shares, the "Delivery"), and the Purchaser shall pay the Purchase Price in accordance with Section 1.3 against the Delivery.

      1.3 Payment. The Purchase Price shall be paid by the Purchaser by wire transfer of immediately available funds to such accounts as shall be designated in writing by the Sellers, as follows:

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            (a) to Friede in respect of the Friede Shares, in an amount equal to the product of 1,100,000 and the Closing Market Price; and

            (b) to Holden in respect of the Holden Shares, in an amount equal to the product of 81,529 and the Closing Market Price.

If the Sellers have not provided the account information in writing by the Delivery, payments under this Section 1.3 shall be made by check.

      1.4 Further Actions.

            (a) The Purchaser hereby agrees to be bound by the terms and provisions of the (i) Lock-Up Agreement in respect of the Friede Shares and (ii) the Voting Agreement, provided, however, the Trust shall be permitted to acquire beneficial ownership of any Acquiror Shares (as defined therein) from Friede, which Friede acquired in connection with the Acquisition, free of the requirements of Section 3(b) thereof, to the extent that the Trust agrees to be bound by the other terms and provisions of the Voting Agreement in respect of such shares, and to execute and deliver any document or other instrument to effectuate the same reasonably requested by Friede.

            (b) The Sellers agree to take all actions requested by the Purchaser in connection with effectuating the transfer or registration of the Shares in the name of the Purchaser or such other nominee as the Purchaser may designate, including, if applicable, payment of any transfer taxes or fees of the transfer agent or the registrar.

            (c) Upon receipt of written notice from NASI of a proposed filing of a registration statement with respect to an offering of its common stock as set forth in the Registration Rights Agreement to be entered into between the Holders thereunder and NASI, Friede agrees to use his best efforts to extend such registration rights in respect of the Friede Shares.

                       II. REPRESENTATIONS AND WARRANTIES

      2.1 Representations and Warranties of the Sellers. Each Seller, jointly and severally, represents and warrants as of the date hereof and as of the
Delivery:

            (a) This Agreement has been duly executed and delivered by such Seller, and constitutes a legal, valid and binding obligation of such Seller enforceable in accordance with its terms.

            (b) As of the closing date of the Acquisition, such Seller shall own of record and beneficially the Friede Shares or Holden Shares, as the case may be. At the Delivery, the Shares shall be free and clear of all Encumbrances, including, without limitation, any agreement, understanding or restriction affecting the voting rights, transfer or other incidents of record or beneficial ownership pertaining to the Shares, except with respect to the Friede Shares, the Lock-Up Agreement and the Voting Agreement, to the extent as set forth in
Section 1.4(a)(ii) above. As used herein, "Encumbrances" shall mean any claim, lien, pledge, option, charge, easement,


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security interest, encumbrance, restriction (other than in respect of federal and state securities laws) or other right of a third party.

            (c) The execution and delivery of this Agreement and such Seller's performance of its obligations hereunder will not (i) conflict with or result in a breach of the terms and conditions of, or constitute any default under, any contract, agreement or instrument to which such Seller is a party, (ii) violate any statute, rule, regulation, order, judgment, writ, injunction decree or award, or (iii) require the consent, approval, authorization or other action by any governmental or regulatory authority or other third party.

            (d) To the best knowledge of such Seller, the disclosure with respect to NASI and NOMOS in the Joint Proxy Statement/Prospectus prepared in connection with the Acquisition does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Sellers agree to indemnify and hold harmless the Purchaser in respect of any losses, costs, damages and expenses incurred as a consequence of any breach or alleged breach by the Sellers or either of them of any representation or warranty contained this Section 2.1.

      2.2 Representations and Warranties of the Purchaser. The Purchaser represents and warrants as of the date hereof and as of the Delivery:

            (a) The Purchaser is a trust validly exiting under the laws of the jurisdiction of its formation. Each person executing this Agreement, on behalf of the Purchaser, in a representative or fiduciary capacity has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the Purchaser. The Purchaser has all necessary right and power to perform its obligations pursuant to this Agreement.

            (b) The Purchaser is an "accredited investor" as defined in Regulation D and understands that its acquisition of the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state. The Purchaser is acquiring the Shares for its own account and not with a view to the distribution or resale of the Shares except pursuant to a registration statement declared effective under, or an exemption from the registration requirements of, the Securities Act.

            (c) The Purchaser acknowledges that the certificates representing the Shares may bear a legend to the effect that the Shares are subject to restrictions on transfer, sale or assignment under the Securities Act or any state securities laws and, with respect to the Friede Shares, under the Lock-Up Agreement and Voting Agreement.

                           III. CONDITIONS PRECEDENT

      3.1 Conditions Precedent to Delivery. The Purchaser's obligation to purchase the Shares is subject to the satisfaction of the following conditions at the Delivery:


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            (a) The representations and warranties of the Sellers contained in this Agreement shall be correct and complete on and as of the Delivery Date with the same effect as though made on and as of the Delivery Date (after giving effect to the transactions contemplated by this Agreement).

            (b) The purchase of and payment for the Shares shall not be prohibited by any law or governmental order, rule, ruling, regulation, release, interpretation or opinion applicable to the Purchaser and shall not subject the Purchaser to any penalty, tax, liability, or other onerous condition.

                               IV. MISCELLANEOUS

      4.1 Expenses. Each Seller and Purchaser shall each be liable for its own costs and expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement.

      4.2 Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

      4.3 Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

      4.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (OTHER THAN ANY CONFLICT OF LAWS RULE WHICH MAY RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

      4.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.

      4.6 Existing Agreement. This Agreement amends and restates the Stock Purchase Agreement, dated as of May 4, 2004, between the parties hereto, in its entirety.

                            [SIGNATURE PAGE FOLLOWS]


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      IN WITNESS WHEREOF, the parties have each executed this Agreement as of the day first above written.

                                   PURCHASER:

                                   TRUST U/W MOSES L. ANNENBERG


                                       By:  /s/ John A. Friede
                                          --------------------------------------
                                          Name: John A. Friede, as Co-Trustee

                                       CITICORP TRUST BANK, FSB, as Co-Trustee


                                          By:   /s/ Marjorie E. Nesbitt
                                             -----------------------------------
                                             Name:  Marjorie E. Nesbitt
                                             Title: Vice President, Citibank

                                    SELLERS:


                                    /s/ John A. Friede
                                    --------------------------------------------
                                    Name: John A. Friede


                                    /s/ Karen F. Holden
                                    --------------------------------------------
                                    Name: Karen F. Holden